UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2020

FOCUS FINANCIAL PARTNERS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38604	47-4780811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue, 28th Floor New York, NY 10022
(Address of principal executive offices) (Zip Code)
(646) 519-2456
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	FOCS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 25, 2020, Focus Financial Partners Inc. (the “Company”) entered into an additional tax receivable agreement (the “Post-IPO Tax Receivable Agreement”). The initial parties to the Post-IPO Tax Receivable Agreement are the Company and certain individuals providing service to the Company that received incentive units of Focus Financial Partners, LLC (“Focus LLC”) after the Company’s initial public offering in July 2018 (the “IPO”). The Post-IPO Tax Receivable Agreement is not being entered into with respect to any specific acquisition or other issuance contemplated at this time. At the discretion of the Company, future persons can be added as parties to the Post-IPO Tax Receivable Agreement provided each such person has been issued units of Focus LLC (“Focus LLC Units”) in exchange for the contribution of property to Focus LLC or for the performance of services to or for the benefit of Focus LLC and such person is not a party under the tax receivable agreements entered into in connection with the IPO (the current and future parties, the “Post-IPO TRA holders”). The term of the Post-IPO Tax Receivable Agreement commenced on March 25, 2020 and continues until all tax benefits that are subject to the Post-IPO Tax Receivable Agreement have been utilized or expired, unless the Company experiences a change of control (as defined in the Post-IPO Tax Receivable Agreement, which includes certain mergers, asset sales and other forms of business combinations) or the Post-IPO Tax Receivable Agreement terminates early (at the Company’s election or as a result of the Company’s breach), and the Company makes the termination payments specified in the Post-IPO Tax Receivable Agreement. The Post-IPO Tax Receivable Agreement generally provides for the payment by the Company to each Post-IPO TRA holder of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the Post-IPO Tax Receivable Agreement was entered into as a result of, as applicable to the relevant Post-IPO TRA holder, (i) certain increases in tax basis that occur as a result of the Company’s acquisition (or deemed acquisition for U.S. federal income tax purposes) of all or a portion of such Post-IPO TRA holder’s Focus LLC Units pursuant to the exercise of an exchange right under Focus LLC’s operating agreement, and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, any payments the Company makes under the Post-IPO Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings.

The foregoing description is qualified in its entirety by reference to the full text of the Post-IPO Tax Receivable Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Tax Receivable Agreement, dated as of March 25, 2020, by and among Focus Financial Partners Inc. and the parties named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS FINANCIAL PARTNERS INC.

By:	/s/ J. Russell McGranahan
J. Russell McGranahan
General Counsel
Dated: March 27, 2020

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